EXHIBIT 21.1

                         URS CORPORATION SUBSIDIARY LIST

                                                            State of
Name of Domestic Subsidiary                                 Incorporation

Aman Environmental Construction, Inc.                       California
Banshee Construction Company                                California
BRW, Inc.                                                   Wyoming
BRW/Hazelet & Erdal of Ohio, Inc.                           Ohio
Clay Street Properties                                      California
Cleveland Wrecking Company                                  California
Cole Sherman, Inc. (DE)                                     Delaware
Contracting Resources International                         Delaware
Coverdale & Colpitts, Inc.                                  New York
D&M Consulting Engineers, Inc.                              Delaware
Dames & Moore America LP                                    California
Dames & Moore Foreign Branch Operations                     Delaware
Dames & Moore Group                                         Delaware
Dames & Moore Group (NY), Inc.                              New York
Dames & Moore Group Ohio, Inc.                              Ohio
Dames & Moore Lebron LLP                                    Delaware
Dames & Moore Ventures                                      California
Dames & Moore, A California Limited Partnership             California
Dames & Moore, Inc.                                         Delaware
DM Investors, Inc.                                          Delaware
E.C. Driver & Associates, Inc.                              Florida
Fourth Dimension Interactive, Inc.                          Delaware
Geotesting Services, Inc.                                   California
GIC Services, Inc.                                          Nevada
GM Services, LLC                                            Nevada
GPI, Inc.                                                   Nevada
M & M Aerial Surveys                                        California
National Transportation Authority Texas 1, Inc.             Texas
National Transportation Authority Texas 2, Inc.             Texas
National Transportation Authority Texas 3, Inc.             Texas
National Transportation Authority Texas 4, Inc.             Texas
O'Brien Kreitzberg, Inc.                                    California
Radian Engineering, Inc.                                    New York
Radian International LLC                                    Delaware
Signet Testing Laboratories, Inc.                           Delaware
SP Group/Southwest, Inc.                                    Texas
Thortec Environmental Systems, Inc. (California)            California
URS Architects/Engineers, Inc.                              New Jersey
URS Construction Services, Inc.                             Florida
URS Constructors, Inc.                                      Delaware
URS Consultants, Inc. - Florida                             Florida
URS Consultants, Inc. - Texas                               Texas
URS Contractors, Inc. - New York                            New York
URS Corporation                                             Nevada
URS Corporation - AES                                       Connecticut
URS Corporation - Maryland                                  Maryland

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                                                            State of
Name of Domestic Subsidiary                                 Incorporation

URS Corporation - New York                                  New York
URS Corporation - North Carolina                            North Carolina
URS Corporation - Ohio                                      Ohio
URS Corporation Architecture NC P C                         North Carolina
URS Corporation Great Lakes                                 Michigan
URS Corporation Group Consultants Consultants               New York
URS Corporation Southern                                    California
URS Corporation - Connecticut                               Connecticut
URS Greiner Woodward-Clyde Consultants, Inc. (New York)     New York
URS Greiner Woodward-Clyde Design, Inc.                     Ohio
URS Greiner Woodward-Clyde International Holdings, Inc.     Delaware
URS Greiner Woodward-Clyde Licensing Corp.                  Delaware
URS Greiner Woodward-Clyde Services Corp.                   Pennsylvania
URS Greiner Woodward-Clyde, Inc.                            Colorado
URS Greiner Woodward-Clyde, Inc. - California               California
URS Greiner Woodward-Clyde, Inc. - Pacific                  Nevada
URS Greiner Woodward-Clyde, Inc. - Southwest                Arizona
URS Group, Inc.                                             Delaware
URS Operating Services, Inc.                                Delaware
URS, P.C.                                                   District of Columbia
Walk Haydel & Associates, Inc.                              Louisiana
WVP Corporation                                             Missouri

                                                            Jurisdiction of
Name of Foreign Subsidiary                                  Incorporation

653339 Ontario, Inc.                                        Canada
AACM Central Europe Limited                                 Hungary
ADB Thorburn (Cyprus)                                       Cyprus
BCP (1994) Ltd.                                             Scotland
Brian Colquhoun & Partners Ltd.                             Scotland
Bricolpar                                                   England
Building Health Consultants                                 England
Business Risk Strategies PTY Ltd.                           Australia
Cole, Sherman & Associates, Ltd.                            Canada
Cole, Sherman Engineers & Architects                        Canada
Colquhoun Building Services                                 England
Colquhoun Computing Limited                                 England
Colquhoun Geotechnical Services Limited                     England
Colquhoun Transportation Planning Limited                   England
Coporacion Radian S.A. de C.V. (Mexico)                     Mexico
D&M Zuid B.V.                                               Netherlands
D&M Chile Ltda.                                             Chile
D&M Singapore                                               Singapore
Dames & Moore (BVI) Ltd., Taiwan                            Taiwan
Dames & Moore (PNG) Ltd.                                    Papua New Guinea
Dames & Moore Argentina S.A.                                Argentina
Dames & Moore B.V.                                          Netherlands
Dames & Moore Bolivia S.A.                                  Bolivia
Dames & Moore Canada Holdings                               Canada
Dames & Moore Canada, Inc.                                  Canada
Dames & Moore de Mexico ($US)                               Mexico
Dames & Moore Foreign Sales Corp. Ltd.                      Bermuda


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                                                            Jurisdiction of
Name of Foreign Subsidiary                                  Incorporation

Dames & Moore International SRL                             Italy
Dames & Moore International SRL Japan/Venezuela             Japan/Venezuela
Dames & Moore Malaysia Sdn Bhd                              Malaysia
Dames & Moore Pty. Ltd.                                     Australia
Dames & Moore Servicios de Mexico                           Mexico
Dames & Moore Trust                                         Australia
Dames & Moore, Inc. - Azerbaijan                            Azerbaijan
Dames & Moore, Inc. - Belgium                               Belgium
Dames & Moore, Inc. - China                                 China
Dames & Moore, Inc. - Netherlands                           Holland
Dames & Moore, Inc. - Indonesia                             Indonesia
Dames & Moore, Inc. - Korea                                 Korea
Dames & Moore, Inc. - Lebanon                               Lebanon
Dames & Moore, Inc. - Norway                                Norway
Dames & Moore, Inc. - Panama                                Panama
Dames & Moore, Inc. - Philippines                           Philippines
Dames & Moore, Inc. - Republic of Ireland                   Ireland
Dames & Moore, Inc. - Russia                                Russia
Dames & Moore, Inc. - Sultanate of Oman                     Sultanate of Oman
Dames & Moore, Inc. - United Arab Emirates                  United Arab Emirates
DMG Consulting SRL                                          Italy
DMG Consulting, Ltd.                                        England
Ensphere (UK) Limited                                       Scotland
Food & Agricultural International, Ltd.                     England
Forestry & Technical Services Pty. Limited                  Australia
Fortech Finance Pty. Ltd.                                   Australia
Fourth Dimension Interactive Canada, Inc.                   Canada
Fourth Dimension Interactive, Inc. - Denmark                Denmark
GCNZ Woodward-Clyde Limited                                 New Zealand
Greiner Engineering Limited                                 Hong Kong
Greiner FSC (Barbados)                                      Barbados
Greiner International Limited                               Hong Kong
Greiner International Ltd.                                  Thailand
Greiner Limited                                             Hong Kong
Grove & Wright (West) Limited                               England
Grove & Wright Limited                                      England
Hoisting Systems Pty. Ltd.                                  Australia
Hollingsworth Dames & Moore Pty. Ltd.                       Australia
International Agriculture Trust                             Australia
International Agriculture Pty. Ltd.                         Australia
Murray-North CMPS Ltd. (NZ)                                 New Zealand
Murray-North Consultants, Ltd.                              New Zealand
Murray-North International Ltd.                             New Zealand
Murray-North Solomon Islands, Ltd.                          Solomon Islands
Norcol, Dames & Moore Inc. Canada                           Canada
O'Brien-Kreitzberg Ltd.                                     England
Professional Insurance Limited                              Bermuda
PT Dames & Moore Indonesia                                  Indonesia
PT URS Indonesia                                            Indonesia
Radian Environmental Gmbh                                   Germany
Radian International Canada, Inc.                           Canada
Radian International N.V.                                   Netherlands
Radian International Pty. Ltd.                              Australia
Radian International S.A. (Argentina)                       Argentina


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                                                            Jurisdiction of
Name of Foreign Subsidiary                                  Incorporation

Radian S.E.A. Limited                                       Thailand
Radian - Lebanon                                            Lebanon
Radian-Taiwan                                               Taiwan
Rhosman International Ltd.                                  Cayman Islands
Saudi Arabian Dames & Moore                                 Saudi Arabia
Sert Ingenieurs-Conseils, S.A.                              Switzerland
Services Document Reproduction                              England
Stressprobe Limited                                         Scotland
TC Consultores Ltda                                         Portugal
TCC SP.ZOO                                                  Poland
Technologias Servicios Ambientales Tesan S.A.               Chile
Thorburn Colquhoun (Ireland) Limited                        Ireland
Thorburn Colquhoun Environmental Limited                    Scotland
Thorburn Colquhoun Holdings Limited                         Scotland
Thorburn Colquhoun International Limited                    Scotland
Thorburn Colquhoun Limited                                  Scotland
Thorburn Colquhoun Overseas Limited                         Cyprus
Thorburn Colquhoun Services (Cyprus) Limited                Cyprus
Thorburn Colquhoun Transportation Limited                   Scotland
Thorburn Colquhoun Trustees Limited                         Scotland
Thorburn FYFFE Limited                                      Scotland
Thorburn Holdings (Ireland) Limited                         Ireland
Thorburn Investments Limited                                Scotland
Thorburn Middle East Limited                                Cyprus
TOR Insurance (Guernsey) Ltd.                               Guernsey
Total Data Management Limited                               Scotland
URS (Thailand) Limited                                      Thailand
URS Australia Pty. Ltd.                                     Australia
URS Consulting Pty. Ltd.                                    Australia
URS Espana S.L.                                             Spain
URS Europe Limited                                          England
URS France                                                  France
URS Greiner (Malaysia) Sdn. Bhd.                            Malaysia
URS Greiner, Inc. - Puerto Rico                             Puerto Rico
URS Hong Kong Limited                                       Hong Kong
URS New Zealand Ltd.                                        New Zealand
URS Philippines, Inc.                                       Philippines
URS Strategic Issues Management Pty. Ltd.                   Australia
Woodward-Clyde International Holdings, C.A.                 Venezuela
Walk, Haydel Arabia Ltd.                                    Saudi Arabia
WCI Umwelttechnik, Gmbh                                     Germany
Woodward-Clyde (NZ) Limited                                 New Zealand
Woodward-Clyde Consultants Canada, Inc.                     Canada
Woodward-Clyde Geoservices (Malaysia)                       Malaysia
Woodward-Clyde International (Frankfurt)                    Germany
Woodward-Clyde International (Lausanne)                     Switzerland
Woodward-Clyde Italy                                        Italy
Woodward-Clyde Japan, K.K.                                  Japan
Woodward-Clyde Ltd.                                         England
Woodward-Clyde Malaysia Sdn. Bhd.                           Malaysia
Woodward-Clyde, S.A. de C.V. (Mexico)                       Mexico
URS Consulting Ltd.                                         Singapore
URS Verification                                            England